EXHIBIT 99.1

STATEMENT BY CHIEF EXECUTIVE OFFICER AND BY CHIEF
FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, Noel G. Watson, Chief Executive Officer and John W. Prosser, Jr., Chief Financial Officer, respectively, of Jacobs Engineering Group Inc. (the “Registrant”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certify that to his knowledge (a) the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002 being filed concurrently with this Statement fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and (b) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Noel G. Watson	By:	/s/ John W. Prosser, Jr.
	Noel G. Watson Chief Executive Officer Date: August 12, 2002		John W. Prosser, Jr. Chief Financial Officer Date: August 12, 2002